UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 12, 2024

JEFFERIES FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

New York	001-05721	13-2615557
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-284-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	JEF	New York Stock Exchange
4.850% Senior Notes Due 2027	JEF 27A	New York Stock Exchange
5.875% Senior Notes Due 2028	JEF 28	New York Stock Exchange
2.750% Senior Notes Due 2032	JEF 32A	New York Stock Exchange
6.200% Senior Notes Due 2034	JEF 34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 8, 2024, the Board of Directors (the “Board”) of Jefferies Financial Group Inc. (the “Company” or “Jefferies”) elected Mr. Toru Nakashima, President and Group Chief Executive Officer of Sumitomo Mitsui Financial Group, Inc. (“SMFG”), to the Board effective August 12, 2024.

Consistent with previously disclosed agreements between the Company and Sumitomo Mitsui Banking Corporation (“SMBC”), SMBC intends to increase its economic ownership of Jefferies to up to 15% on an as-converted and fully diluted basis, and recently increased its economic ownership to 10.9%, which entitled SMBC to identify one individual to be nominated for election as a new member to Jefferies’ Board. SMBC currently owns non-voting preferred shares that are mandatorily convertible into non-voting common shares. SMBC identified Mr. Nakashima and the Board approved the appointment of Mr. Nakashima as its newest member effective August 12, 2024.

Mr. Nakashima will not receive any director compensation from the Company in connection with his role as a Board member and he is not expected to be appointed to any Board committees.

The SMBC-Jefferies strategic alliance commenced in 2021, focused on U.S. leveraged finance and Japan cross-border M&A. In 2023, it was expanded in the U.S. to broaden the scope of collaboration in M&A advisory services, increase collaboration across the firms’ equities and debt capital markets businesses, and launch a joint coverage model for designated investment grade clients. In 2024, the alliance was further extended to cover Europe, the Middle East, Africa (EMEA), and Canada. Initiatives that are part of Jefferies’ global strategic alliance with SMFG and SMBC include business referral arrangements, credit facilities between the Company and SMBC entered into in November 2023 and May 2024, of which nothing is currently outstanding, and repurchase agreements between certain of the Company’s subsidiaries and SMBC.

Item 7.01	Regulation FD Disclosure

On August 12, 2024, the Company issued a press release announcing Mr. Nakashima’s appointment to the Board, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit Number	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2024	JEFFERIES FINANCIAL GROUP INC.

/s/ Michael J. Sharp
Michael J. Sharp
Executive Vice President and General Counsel